Exhibit 99.1

May 2, 2005

<<Investor>>

<<Street Address>>

<<City, State, Zip Code>>

Re: First Quarter 2005 Wells Limited Partnership Fact Sheets

Dear <<Investor>>:

In our ongoing effort to help you stay up-to-date on your Wells limited partnership investment, we have enclosed a first quarter 2005 fact sheet for each fund in which you are a limited partner. The fact sheet provides valuable information about each portfolio, including the annualized yield and tax passive losses, property activity, and current leasing percentages. For further details, you may access the first quarter 2005 Form 10-Q filing for your fund(s), which will be available after May 16 on the Wells Web site at www.wellsref.com. The login is “investor,” and the password is “growth.”

For your reference, the following summarizes the list of your investment(s), the number of units you own, and the net amount invested*:

<<Fund I, Class A, 00 Units, Net Amount Invested>>

<<Fund I, Class B, 00 Units, Net Amount Invested >>

<<Fund II, Class A, 00 Units, Net Amount Invested >>

<<Fund II, Class B, 00 Units, Net Amount Invested >>

<<Fund II-OW, Class A, 00 Units, Net Amount Invested >>

<<Fund II-OW, Class B, 00 Units, Net Amount Invested >>

<<Fund III, Class A, 00 Units, Net Amount Invested >>

<<Fund III, Class B, 00 Units, Net Amount Invested >>

<<Fund IV, Class A, 00 Units, Net Amount Invested >>

<<Fund IV, Class B, 00 Units, Net Amount Invested >>

<<Fund V, Class A, 00 Units, Net Amount Invested >>

<<Fund V, Class B, 00 Units, Net Amount Invested >>

<<Fund VI, Class A, 00 Units, Net Amount Invested >>

<<Fund VI, Class B, 00 Units, Net Amount Invested >>

<<Fund VII, Class A, 00 Units, Net Amount Invested >>

<<Fund VII, Class B, 00 Units, Net Amount Invested >>

<<Fund X, Class A, 00 Units, Net Amount Invested >>

<<Fund X, Class B, 00 Units, Net Amount Invested >>

<<Fund XI, Class A, 00 Units, Net Amount Invested >>

<<Fund XI, Class B, 00 Units, Net Amount Invested >>

<<Fund XII, Cash Preferred, 00 Units, Net Amount Invested >>

<<Fund XII, Tax Preferred, 00 Units, Net Amount Invested >>

<<Fund XIII, Cash Preferred, 00 Units, Net Amount Invested >>

<<Fund XIII, Tax Preferred, 00 Units, Net Amount Invested >>

<<Fund XIV, Cash Preferred, 00 Units, Net Amount Invested >>

<<Fund XIV, Tax Preferred, 00 Units, Net Amount Invested >>

(over)

Also, if you have not already done so, please consider signing up for electronic communications in order to save partnership expenses. Not only will you receive information quickly and securely, you will help reduce mailing costs borne by the partnership. Simply call a Client Services Specialist today at 800-557-4830, and they’d be happy to assist you.

We value your support of Wells Real Estate Funds and thank you for allowing us to serve your investment needs.

Sincerely,

Leo F. Wells III
General Partner

Enclosure(s)

cc: Financial Representative

*	The “Net Amount Invested” is intended to show the original purchase amount of the units owned in the account less any Net Sale Proceeds (NSP) distributions that may have been paid on the underlying units. It is not intended to reflect the fair market value of your units, and you should be advised that these amounts do not represent the value of the Partnership’s properties or the amount you would receive upon liquidation of the Partnership. Please note that your investment in units is illiquid because there is no public trading market for the units, and there can be no assurance that you will be able to receive this amount for your units at any time in the future or upon the ultimate liquidation of the Partnership.

Wells Real Estate Fund IX, L.P. Fact Sheet IX
DATA AS OF MARCH 31, 2005

PORTFOLIO SUMMARY

PROPERTIES OWNED	% LEASED AS OF 3/31/2005	PERCENT OWNED
Alstom Power	SOLD	39%
AT&T Texas	100%	45%
Avaya	100%	39%
305 Interlocken Parkway (Formerly known as Cirrus Logic)	0%	45%
360 Interlocken Boulevard	93%	39%
Iomega	100%	39%
Ohmeda	100%*	39%
15253 Bake Parkway (Formerly known as the Quest building)	SOLD	38%
U.S. Cellular	100%	45%

WEIGHTED AVERAGE	89%

*	Lease expires April 30, 2005.

FUND FEATURES

OFFERING DATES	January 1996 – December 1996

PRICE PER UNIT	$10

A/B STRUCTURE	A’s – Cash available for distribution up to 10% Preferred B’s – Net loss until capital account reaches zero + No Operating Distributions

A/B RATIO AT CLOSE OF OFFERING	84% to 16%

AMOUNT RAISED	$35,000,000

Please note that the figures in this fact sheet are subject to change as additional information becomes available related to a variety of factors, such as closing costs, prorations, and other adjustments.

Past performance is no guarantee of future results.

Portfolio Overview

Wells Fund IX is in the holding phase of its life cycle. The Fund now owns interests in seven assets, having sold the 15253 Bake Parkway building in the fourth quarter 2004 and the Alstom Power building in March 2005. Our focus at this time involves maintaining the current high occupancy level within the portfolio and concentrating on re-leasing and marketing efforts that we believe will deliver the best operating performance for our investors.

The sale of the Alstom Power building was a great start for 2005. The sale price of $12,000,000 was well above the original purchase price for this asset. We also announced the first distribution of net sale proceeds to the limited partners, scheduled for the second quarter 2005, totaling approximately $2,850,000 from the sale of 15253 Bake Parkway, as well as a portion of the Cirrus Logic termination payment.

While the portfolio currently enjoys a relatively high occupancy level, we do face some near-term leasing issues that may negatively affect our operating performance. The 305 Interlocken Parkway property is currently vacant, and the Ohmeda lease expires in April 2005. While these leasing challenges may impact performance, we are aggressively working with existing and potential tenants in these markets to minimize the negative effects, as evidenced by our recent leasing successes.

The first quarter 2005 operating distributions to the Class “A” unit holders were 5.0%, after reserving distributions in the prior quarter. The General Partners anticipate that future operating distributions may be reserved or remain low as the Fund absorbs its pro-rata share of several additional capital needs, including leasing the remaining vacant space at 360 Interlocken Boulevard and the re-leasing of the Ohmeda building in 2005. As we move through 2005 and the outcome of the leasing efforts become known, the General Partners will evaluate if distributions of the remaining net sale proceeds from the Bake Parkway and Alstom Power sales are appropriate.

We would like to highlight the Cumulative Performance Summary on the back page, which provides a high-level overview of the Fund’s overall performance to date.

Property Summary

•	As mentioned previously, the Alstom Power building was sold on March 15, 2005, following the lease renewal and extension with Alstom Power. Net sale proceeds of $4,561,931 were allocated to Fund IX, and the General Partners will review the potential capital needs at the remaining properties in the Fund to determine if all or a portion of these proceeds can be distributed in 2005.

•	The AT&T Texas building is currently 100% leased through July 2011.

•	The Avaya building in Oklahoma City, Oklahoma, is 100% leased through January 2008.

Continued on reverse

Wells Real Estate Fund IX, L.P. Fact Sheet IX
DATA AS OF MARCH 31, 2005

•	The 305 Interlocken Parkway property is located in the Broomfield submarket of Denver, Colorado. Based on concerns over the tenant’s long-term viability, the General Partners negotiated a lease termination with the tenant in August 2004. The tenant paid $800,000 as a reimbursement for leasing costs, $1,300,000 for future leasing costs, $500,000 for operating expenses while the property is vacant, and $1,673,000 as an additional termination fee. We are aggressively working on re-leasing this building at this time.

•	The 360 Interlocken Boulevard property is also located in Broomfield, outside Denver. The majority of this building is leased to Gaiam through May 2008, now that we have successfully extended its lease for three years. We recently signed two new leases that increased the building occupancy to 93% in the first quarter 2005. We continue to pursue tenants for the remaining vacancy at this property.

•	The Iomega building, located in Ogden, Utah, outside Salt Lake City, is 100% leased through April 2009.

•	The Ohmeda building is located in Louisville, Colorado, adjacent to the Broomfield submarket. The lease for this property expires in April 2005, and we are focused on lease negotiations for this asset.

•	The 15253 Bake Parkway building, located in Orange County in southern California, was sold on November 30, 2004, following the signing of a new 10-year lease with Gambro Healthcare. Of the net sale proceeds, $4,526,770 was allocated to Fund IX, and $237,910 has been used to fund the Partnership’s pro-rata share of the Gambro re-leasing costs. We are planning to distribute $2,488,374 of these proceeds to the limited partners in the second quarter 2005. The remaining proceeds have been reserved as the General Partners review the potential capital needs at the remaining properties in the Fund.

•	The U.S. Cellular building, located in Madison, Wisconsin, is 100% leased through May 2007.

For further information, please refer to Fund IX’s most recent

10-Q filing, which can be found on the Wells Web site

at www.wellsref.com.

CUMULATIVE PERFORMANCE SUMMARY (1)

	PAR VALUE	Cumulative Operating Cash Flow Distributed	Cumulative Passive Losses (2)	Cumulative Net Sale Proceeds Distributed	Est. Unit Value As of 12/31/04 (3)
PER “A” UNIT	$10	$6.55	N/A	$0.00	$7.80

PER “B” UNIT	$10	$0.00	$8.46	$0.00	$14.00

(1)	These per-unit amounts represent estimates of the amounts attributable to the limited partners who have purchased their units directly from the Partnership in its initial public offering of units and have not made any conversion elections from Class A units to Class B units, or vice versa, under the Partnership agreement.
(2)	This estimated per-unit amount is calculated as the sum of the annual per unit cumulative passive loss allocated to a Pure Class B unit, reduced for Gain on Sale per unit allocated to a Pure Class B Unit.
(3)	Please refer to the disclosure related to the estimated unit valuations contained in Item 5 of the 12/31/2004 Form 10-K for this partnership.

ANNUALIZED YIELD — PER “A” UNIT AT $10 OFFERING PRICE

	Q1	Q2	Q3	Q4	AVG YTD
2005	5.00%	—	—	—	—
2004	8.25%	Reserved	8.25%	Reserved	4.13%
2003	8.25%	8.00%	9.00%	9.00%	8.56%
2002	9.00%	8.75%	9.00%	9.00%	8.94%
2001	9.00%	9.50%	9.50%	9.50%	9.38%
2000	8.75%	9.00%	9.25%	9.25%	9.06%
1999	9.15%	9.16%	9.00%	8.12%	8.86%
1998	6.88%	8.25%	8.50%	9.11%	8.19%
1997	3.05%	3.76%	5.37%	5.93%	4.53%
1996	0.00%	0.00%	7.46%	3.47%	2.76%

TAX PASSIVE LOSSES – CLASS “B” PARTNERS

2004	2003	2002	2001	2000	1999
-15.41%*	12.56%	19.38%	18.58%	16.61%	15.67%

*	Negative percentage due to income allocation.

6200 The Corners Parkway • Norcross, GA 30092-3365 • www.wellsref.com • 800-448-1010

LPFLYPROFCTSHQ105-04	© 2005 Wells Real Estate Funds